Exhibit 99.1

FOR IMMEDIATE RELEASE

PHX Minerals Reports Results for the Quarter and Year Ended Dec. 31, 2024

FORT WORTH, Texas, March 12, 2025 – PHX MINERALS INC., “PHX” or the “Company” (NYSE: PHX), today reported financial and operating results for the quarter and year ended Dec. 31, 2024.

Summary of Results for the Quarter and Year Ended Dec. 31, 2024

•
Net income in the fourth quarter and year ended Dec. 31, 2024 was $0.1 million, or $0.00 per diluted share, and $2.3 million, or $0.06 per diluted share, respectively, compared to net income of $1.1 million, or $0.03 per diluted share, for the quarter ended Sept. 30, 2024, and net income of $13.9 million, or $0.39 per diluted share, for the year ended Dec. 31, 2023.
•
Adjusted EBITDA(1) in the fourth quarter and year ended Dec. 31, 2024 was $5.4 million and $21.3 million, respectively, compared to $4.9 million for the quarter ended Sept. 30, 2024 and $22.7 million for the year ended Dec. 31, 2023.
•
Adjusted pretax net income(1) in the fourth quarter and year ended Dec. 31, 2024 was $1.6 million, or $0.04 per diluted share, and $7.1 million, or $0.20 per diluted share, respectively, compared to $1.4 million, or $0.04 per diluted share, for the quarter ended Sept. 30, 2024, and $14.4 million, or $0.40 per diluted share, for the year ended Dec. 31, 2023.
•
Royalty production volumes for the fourth quarter ended Dec. 31, 2024 remained flat at 2,096 Mmcfe compared to the quarter ended Sept. 30, 2024, and increased 8% to 8,760 Mmcfe for the year ended Dec. 31, 2024 compared to the year ended Dec. 31, 2023.
•
Total production volumes for the fourth quarter ended Dec. 31, 2024 remained flat at 2,379 Mmcfe compared to the quarter ended Sept. 30, 2024, and increased 5% to 9,841 Mmcfe for the year ended Dec. 31, 2024 compared to the year ended Dec. 31, 2023.
•
Converted 71 gross (0.22 net) and 255 gross (1.11 net) wells to producing status in the fourth quarter and year ended Dec. 31, 2024, respectively, compared to 46 gross (0.18 net) wells converted to producing status during the quarter ended Sept. 30, 2024 and 314 gross (1.03 net) converted during the year ended Dec. 31, 2023.
•
Inventory of 225 gross (0.91 net) wells in progress and permits as of Dec. 31, 2024, compared to 278 gross (0.93 net) wells in progress and permits as of Sept. 30, 2024 and 263 gross (1.29 net) wells in progress and permits as of Dec. 31, 2023.
•
Total debt was $29.5 million at Dec. 31, 2024, down $3.25 million since Dec. 31, 2023, and the debt-to-adjusted EBITDA (TTM) (1) ratio was 1.38x at Dec. 31, 2024.

Subsequent Events

•
PHX announced a $0.04 per share quarterly dividend, payable on Mar. 28, 2025, to stockholders of record on Mar. 17, 2025.
•
On Jan. 31, 2025, PHX closed on the divestiture of 165,326 net mineral acres for approximately $8.0 million.
•
Since Dec. 31, 2024, PHX has paid down an additional $9.8 million of debt, bringing the balance to $19.8 million as of Mar. 5, 2025.
(1)
This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.

Chad L. Stephens, President and CEO, commented, “PHX delivered solid results in 2024. Notably, we achieved our highest total corporate production volumes for a full calendar year since 2019. We also recorded our two highest royalty production volume quarters in company history during 2024, specifically the second and third calendar quarters. The strength of our asset base allowed us to generate strong cash flow, reduce debt and return capital to stockholders through our dividend.” Mr. Stephens added, “We are continuing our previously announced process with RBC to evaluate possible strategic alternatives to maximize stockholder value.

“As referenced in our subsequent events, we closed on the sale of approximately 165,000 net mineral acres for $8.0 million. These minerals are old legacy minerals located in the U.S. on the margins of various basins with little to no near-term developmental resource potential, have no cash flow or reserve value associated with them and have had no leasing activity over the last 6 years,” concluded Mr. Stephens.

Financial Highlights

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	Dec. 31, 2024	Dec. 31, 2023	Dec. 31, 2024	Dec. 31, 2023
Royalty Interest Sales	$7,874,377	$7,378,650	$29,851,728	$31,593,351
Working Interest Sales	$1,011,545	$1,170,133	$3,838,924	$4,942,934
Natural Gas, Oil and NGL Sales	$8,885,922	$8,548,783	$33,690,652	$36,536,285

Gains (Losses) on Derivative Contracts	$(998,129)	$3,211,410	$299,608	$6,859,589
Lease Bonuses and Rental Income	$135,589	$22,780	$580,804	$1,068,022
Total Revenue	$8,023,382	$11,782,973	$34,571,064	$44,463,896

Lease Operating Expense
per Working Interest Mcfe	$1.09	$1.07	$1.14	$1.27
Transportation, Gathering and
Marketing per Mcfe	$0.43	$0.42	$0.46	$0.39
Production and Ad Valorem Tax
per Mcfe	$0.12	$0.20	$0.17	$0.20
G&A Expense per Mcfe	$1.22	$1.36	$1.19	$1.28
Cash G&A Expense per Mcfe (1)	$0.99	$1.10	$0.93	$1.02
Interest Expense per Mcfe	$0.24	$0.32	$0.26	$0.25
DD&A per Mcfe	$1.10	$1.09	$0.98	$0.91
Total Expense per Mcfe	$3.24	$3.53	$3.18	$3.20

Net Income (Loss)	$109,400	$2,513,444	$2,321,866	$13,920,800
Adjusted EBITDA (2)	$5,385,515	$4,504,288	$21,324,050	$22,652,263

Cash Flow from Operations (3)	$2,870,001	$3,361,455	$18,077,853	$24,171,139
CapEx (4)	$22,951	$4,587	$87,579	$325,983
CapEx - Mineral Acquisitions	$2,524,136	$4,351,757	$7,796,983	$29,735,516

Borrowing Base			$50,000,000	$50,000,000
Debt			$29,500,000	$32,750,000
Debt-to-Adjusted EBITDA (TTM) (2)			1.38	1.45

(1)
Cash G&A expense is G&A excluding restricted stock and deferred director’s expense from the adjusted EBITDA table in the non-GAAP Reconciliation section.
(2)
This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.
(3)
GAAP cash flow from operations.
(4)
Includes legacy working interest expenditures and fixtures and equipment.

Operating Highlights

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	Dec. 31, 2024	Dec. 31, 2023	Dec. 31, 2024	Dec. 31, 2023
Gas Mcf Sold	1,906,552	1,775,577	7,969,948	7,457,084
Average Sales Price per Mcf before the
effects of settled derivative contracts	$2.64	$2.53	$2.19	$2.61
Average Sales Price per Mcf after the
effects of settled derivative contracts	$2.92	$2.76	$2.75	$2.96
% of sales subject to hedges	46%	44%	47%	46%
Oil Barrels Sold	43,571	39,768	178,357	182,916
Average Sales Price per Bbl before the
effects of settled derivative contracts	$69.82	$78.66	$74.59	$76.76
Average Sales Price per Bbl after the
effects of settled derivative contracts	$69.50	$75.37	$73.49	$74.21
% of sales subject to hedges	39%	36%	33%	42%
NGL Barrels Sold	35,099	38,422	133,609	137,484
Average Sales Price per Bbl(1)	$23.01	$24.00	$21.95	$22.18

Mcfe Sold	2,378,569	2,244,717	9,841,746	9,379,484
Natural gas, oil and NGL sales before the
effects of settled derivative contracts	$8,885,922	$8,548,783	$33,690,652	$36,536,285
Natural gas, oil and NGL sales after the
effects of settled derivative contracts	$9,397,454	$8,823,534	$37,988,255	$38,719,598

(1) There were no NGL settled derivative contracts during the 2024 and 2023 periods.

Total Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
12/31/2024	1,906,552	43,571	35,099	2,378,569
9/30/2024	1,898,442	45,698	34,332	2,378,622
6/30/2024	2,464,846	51,828	31,994	2,967,779
3/31/2024	1,700,108	37,260	32,184	2,116,776

The percentage of total production volumes attributable to natural gas was 80% for the quarter ended Dec. 31, 2024.

Royalty Interest Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
12/31/2024	1,728,225	39,592	21,778	2,096,435
9/30/2024	1,724,635	41,170	21,011	2,097,722
6/30/2024	2,304,176	47,024	20,461	2,709,090
3/31/2024	1,533,580	33,083	20,844	1,857,147

The percentage of royalty production volumes attributable to natural gas was 82% for the quarter ended Dec. 31, 2024.

Working Interest Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
12/31/2024	178,327	3,979	13,321	282,134
9/30/2024	173,807	4,528	13,321	280,900
6/30/2024	160,670	4,804	11,533	258,689
3/31/2024	166,528	4,177	11,340	259,629

Quarter Ended Dec. 31, 2024 Results

The Company recorded net income of $0.1 million, or $0.00 per diluted share, for the quarter ended Dec. 31, 2024, as compared to net income of $2.5 million, or $0.07 per diluted share, for the quarter ended Dec. 31, 2023. The change in net income was principally the result of an increase in losses associated with our derivative contracts, and an increase in depreciation, depletion and amortization (DD&A) expenses, partially offset by an increase in natural gas, oil, and NGL sales, a decrease in production and ad valorem taxes, a decrease in interest expense, and a decrease in general and administrative (G&A) expenses.

Natural gas, oil and NGL revenue increased $0.3 million, or 4%, for the quarter ended Dec. 31, 2024, compared to the quarter ended Dec. 31, 2023, due to an increase in natural gas and oil volumes of 7% and 10%, respectively, and an increase in natural gas prices of 4%, partially offset by decreases in oil, and NGL prices of 11%, and 4%, respectively, and a decrease in NGL volumes of 9%.

The increase in royalty production volumes during the quarter ended Dec. 31, 2024, as compared to the quarter ended Dec. 31, 2023, resulted primarily from new wells being brought online in the Haynesville Shale and SCOOP plays.

The Company had a net loss on derivative contracts of ($1.0) million for the quarter ended Dec. 31, 2024, comprised of a ($1.5) million unrealized non-cash loss on derivatives and a $0.5 million gain on settled derivatives, as compared to a net gain of $3.2 million for the quarter ended Dec. 31, 2023. The change in net loss on derivative contracts was due to the Company’s settlements of natural gas and oil collars and fixed price swaps and the change in valuation caused by the difference in Dec. 31, 2024 pricing relative to the strike price on open derivative contracts.

Year Ended Dec. 31, 2024 Results

The Company recorded net income of $2.3 million, or $0.06 per diluted share, for the year ended Dec. 31, 2024, as compared to a net income of $13.9 million, or $0.39 per diluted share, for the year ended Dec. 31, 2023. The change in net income was principally the result of a decrease in natural gas, oil and NGL sales, a decrease in gains associated with our derivative contracts, a decrease in gains on asset sales, an increase in transportation, gathering and marketing expenses, and an increase in depreciation, depletion and amortization expenses, partially offset by a decrease in the income tax provision.

Natural gas, oil and NGL revenue decreased $2.8 million, or 8%, for the year ended Dec. 31, 2024, compared to the year ended Dec. 31, 2023, due to a decreases in natural gas, oil, and NGL prices of 16%, 3%, and 1%, respectively, and decreases in oil and NGL volumes of 2% and 3%, respectively, partially offset by an increase in gas volumes of 7%.

The production increase in royalty volumes during the year ended Dec. 31, 2024, as compared to the year ended Dec. 31, 2023, resulted primarily from new wells in the Haynesville Shale and SCOOP plays coming online. The production decrease in working interest volumes during the year ended Dec. 31, 2024, as compared to the year ended Dec. 31, 2023, resulted from natural production decline and 2023 working interest divestitures.

The Company had a net gain on derivative contracts of $0.3 million for the year ended Dec. 31, 2024, comprised of a $4.3 million gain on settled derivatives and a $4.0 million non-cash loss on derivatives, as compared to a net gain of $6.9 million for the year ended Dec. 31, 2023. The change in net gain on derivative contracts was due to the Company’s settlements of natural gas and oil collars and fixed price swaps and the change in valuation caused by the difference in Dec. 31, 2024 pricing relative to the strike price on open derivative contracts.

Operations Update

During the quarter ended Dec. 31, 2024, the Company converted 71 gross (0.22 net) wells to producing status, including 21 gross (0.03 net) wells in the Haynesville and 43 gross (0.18 net) wells in the SCOOP, compared to 46 gross (0.10 net) wells converted in the quarter ended Dec. 31, 2023.

At Dec. 31, 2024, the Company had a total of 225 gross (0.91 net) wells in progress and permits across its mineral positions, compared to 278 gross (0.93 net) wells in progress and permits at Sept. 30, 2024. As of Feb. 3, 2025, 16 rigs were operating on the Company’s acreage and 62 rigs were operating within 2.5 miles of its acreage.

			Bakken/
			Three	Arkoma
	SCOOP	STACK	Forks	Stack	Haynesville	Other	Total
As of Dec. 31, 2024:
Gross Wells in Progress on PHX Acreage (1)	58	13	5	3	63	8	150
Net Wells in Progress on PHX Acreage (1)	0.194	0.022	0.006	0.015	0.320	0.042	0.599
Gross Active Permits on PHX Acreage	28	9	8	4	23	3	75
Net Active Permits on PHX Acreage	0.068	0.083	0.040	0.030	0.077	0.014	0.312

As of Feb. 3, 2025:
Rigs Present on PHX Acreage	10	-	2	-	3	1	16
Rigs Within 2.5 Miles of PHX Acreage	19	4	10	-	13	16	62

(1) Wells in progress includes drilling wells and drilled but uncompleted wells, or DUCs.

Leasing Activity

During the quarter ended Dec. 31, 2024, the Company leased 265 net mineral acres to third-party exploration and production companies for an average bonus payment of $760 per net mineral acre and an average royalty of 23%.

Acquisition and Divestiture Update

During the quarter ended Dec. 31, 2024, the Company purchased 363 net royalty acres for approximately $2.5 million and had no significant divestitures.

	Acquisitions
	SCOOP	Haynesville	Other	Total
During Three Months Ended Dec. 31, 2024:
Net Mineral Acres Purchased	-	222	-	222
Net Royalty Acres Purchased	-	363	-	363

Royalty Reserves Update

At Dec. 31, 2024, proved royalty reserves decreased 9% to 52.5 Bcfe compared to 57.8 Bcfe at Dec. 31, 2023. Proved developed royalty reserves increased by 0.1 Bcfe from Dec. 31, 2023 to Dec. 31, 2024 due to execution of our acquisition strategy and conversion of high interest undeveloped reserves to producing in the Haynesville and SCOOP. Proved undeveloped royalty reserves decreased by 5.4 Bcfe from Dec. 31, 2023 to Dec. 31, 2024 primarily due to transfers to proved developed royalty reserves, and those transferred proved undeveloped royalty reserves were not replaced due to reduced permitting activity in the Haynesville shale as a result of lower gas prices.

	Proved Royalty Interest
	Reserves SEC Pricing
	Dec. 31, 2024	Dec. 31, 2023
Proved Developed Reserves:
Mcf of Gas	35,404,847	36,156,363
Barrels of Oil	800,965	731,527
Barrels of NGL	796,840	715,683
Mcfe (1)	44,991,676	44,839,623
Proved Undeveloped Reserves:
Mcf of Gas	6,757,726	11,508,969
Barrels of Oil	98,825	134,497
Barrels of NGL	25,951	99,712
Mcfe (1)	7,506,382	12,914,223
Total Proved Reserves:
Mcf of Gas	42,162,573	47,665,332
Barrels of Oil	899,790	866,024
Barrels of NGL	822,791	815,395
Mcfe (1)	52,498,058	57,753,846

10% Discounted Estimated Future
Net Cash Flows (before income taxes):
Proved Developed	$60,879,737	$73,448,070
Proved Undeveloped	11,019,175	23,525,572
Total	$71,898,912	$96,973,642

(1) Crude oil and NGL converted to natural gas on a one barrel of crude oil or NGL equals six Mcf of natural gas basis.

Total Reserves Update

At Dec. 31, 2024, proved reserves were 63.7 Bcfe, as calculated by Cawley, Gillespie and Associates, Inc. (“CG&A”), the Company’s independent consulting petroleum engineering firm. This was an 11% decrease, compared to the 71.2 Bcfe of proved reserves at Dec. 31, 2023. Total proved developed reserves decreased 4% to 56.2 Bcfe, as compared to Dec. 31, 2023 reserve volumes, mainly due to pricing. SEC prices used for the Company’s Dec. 31, 2024 reserve report prepared by CG&A averaged $2.05 per Mcf for natural gas, $73.48 per barrel for oil and $20.97 per barrel for NGL, compared to $2.67 per Mcf for natural gas, $76.85 per barrel for oil and $21.98 per barrel for NGL for the Company’s Dec. 31, 2023 reserve report prepared by CG&A. These prices reflect net prices received at the wellhead.

	Proved Reserves SEC Pricing
	Dec. 31, 2024	Dec. 31, 2023
Proved Developed Reserves:
Mcf of Gas	42,549,110	44,479,988
Barrels of Oil	948,078	937,465
Barrels of NGL	1,322,146	1,362,944
Mcfe (1)	56,170,454	58,282,442
Proved Undeveloped Reserves:
Mcf of Gas	6,757,726	11,508,969
Barrels of Oil	98,825	134,497
Barrels of NGL	25,951	99,712
Mcfe (1)	7,506,382	12,914,223
Total Proved Reserves:
Mcf of Gas	49,306,836	55,988,957
Barrels of Oil	1,046,903	1,071,962
Barrels of NGL	1,348,097	1,462,656
Mcfe (1)	63,676,836	71,196,665

10% Discounted Estimated Future
Net Cash Flows (before income taxes):
Proved Developed	$68,623,088	$86,694,012
Proved Undeveloped	11,018,931	23,325,572
Total	$79,642,019	$110,019,584
SEC Pricing
Gas/Mcf	$2.05	$2.67
Oil/Barrel	$73.48	$76.85
NGL/Barrel	$20.97	$21.98

Proved Reserves - Projected Future Pricing (2)

10% Discounted Estimated Future	Proved Reserves
Net Cash Flows (before income taxes):	Dec. 31, 2024	Dec. 31, 2023
Proved Developed	$109,165,292	$107,635,503
Proved Undeveloped	17,439,516	29,439,523
Total	$126,604,808	$137,075,026

(1) Crude oil and NGL converted to natural gas on a one barrel of crude oil or NGL equals six Mcf of natural gas basis.
(2) Projected futures pricing as of Dec. 31, 2024 and Dec. 31, 2023 basis adjusted to Company wellhead price.

Quarterly Conference Call

PHX will host a conference call to discuss the Company’s results for the quarter ended Dec. 31, 2024 at 11 a.m. ET on Mar. 13, 2025. Management’s discussion will be followed by a question-and-answer session with investors.

To participate on the conference call, please dial 877-407-3088 (toll-free domestic) or 201-389-0927. A replay of the call will be available for 14 days after the call. The number to access the replay of the conference call is 877-660-6853 and the PIN for the replay is 13751358.

A live audio webcast of the conference call will be accessible from the “Investors” section of PHX’s website at https://phxmin.com/events. The webcast will be archived for at least 90 days.

FINANCIAL RESULTS

Statements of Income

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2024	2023	2024	2023
Revenues:
Natural gas, oil and NGL sales	$8,885,922	$8,548,783	$33,690,652	$36,536,285
Lease bonuses and rental income	135,589	22,780	580,804	1,068,022
Gains (losses) on derivative contracts	(998,129)	3,211,410	299,608	6,859,589
	8,023,382	11,782,973	34,571,064	44,463,896
Costs and expenses:
Lease operating expenses	307,330	319,113	1,228,813	1,598,944
Transportation, gathering and marketing	1,017,501	945,788	4,513,381	3,674,832
Production and ad valorem taxes	284,406	457,058	1,703,305	1,881,737
Depreciation, depletion and amortization	2,605,809	2,443,154	9,606,444	8,566,185
Provision for impairment	52,673	-	52,673	38,533
Interest expense	573,920	723,685	2,563,268	2,362,393
General and administrative	2,905,229	3,050,828	11,670,328	11,970,182
Losses (gains) on asset sales and other	194,665	84,443	83,799	(4,285,170)
Total costs and expenses	7,941,533	8,024,069	31,422,011	25,807,636
Income (loss) before provision (benefit) for income taxes	81,849	3,758,904	3,149,053	18,656,260

Provision (benefit) for income taxes	(27,551)	1,245,460	827,187	4,735,460

Net income (loss)	$109,400	$2,513,444	$2,321,866	$13,920,800

Basic earnings per common share	$0.00	$0.07	$0.06	$0.39

Diluted earnings per common share	$0.00	$0.07	$0.06	$0.39

Weighted average shares outstanding:
Basic	36,398,660	36,036,270	36,329,735	35,980,309
Diluted	36,944,330	36,083,449	36,412,270	35,980,309

Dividends per share of
common stock paid in period	$0.0400	$0.0300	$0.1400	$0.0975

Balance Sheets

	Dec. 31, 2024	Dec. 31, 2023
Assets
Current assets:
Cash and cash equivalents	$2,242,102	$806,254
Natural gas, oil and NGL sales receivables (net of $0	6,128,954	4,900,126
allowance for uncollectable accounts)
Refundable income taxes	328,560	455,931
Derivative contracts, net	-	3,120,607
Other	857,317	878,659
Total current assets	9,556,933	10,161,577

Properties and equipment at cost, based on
successful efforts accounting:
Producing natural gas and oil properties	223,043,942	209,082,847
Non-producing natural gas and oil properties	51,806,911	58,820,445
Other	1,361,064	1,360,614
	276,211,917	269,263,906
Less accumulated depreciation, depletion and amortization	(122,835,668)	(114,139,423)
Net properties and equipment	153,376,249	155,124,483

Derivative contracts, net	-	162,980
Operating lease right-of-use assets	429,494	572,610
Other, net	553,090	486,630
Total assets	$163,915,766	$166,508,280

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$804,693	$562,607
Derivative contracts, net	316,336	-
Current portion of operating lease liability	247,786	233,390
Accrued liabilities and other	1,866,930	1,215,275
Total current liabilities	3,235,745	2,011,272

Long-term debt	29,500,000	32,750,000
Deferred income taxes, net	7,286,315	6,757,637
Asset retirement obligations	1,097,750	1,062,139
Derivative contracts, net	398,072	-
Operating lease liability, net of current portion	448,031	695,818
Total liabilities	41,965,913	43,276,866

Stockholders' equity:
Common Stock, $0.01666 par value; 75,000,000 shares authorized and
36,796,496 issued at Dec. 31, 2024; 54,000,500 shares authorized
and 36,121,723 issued at Dec. 31, 2023	613,030	601,788
Capital in excess of par value	44,029,492	41,676,417
Deferred directors' compensation	1,323,760	1,487,590
Retained earnings	77,073,332	80,022,839
	123,039,614	123,788,634
Less treasury stock, at cost; 279,594 shares at Dec. 31,
2024, and 131,477 shares at Dec. 31, 2023	(1,089,761)	(557,220)
Total stockholders' equity	121,949,853	123,231,414
Total liabilities and stockholders' equity	$163,915,766	$166,508,280

Condensed Statements of Cash Flows

	Year Ended
	Dec. 31, 2024	Dec. 31, 2023
Operating Activities
Net income	$2,321,866	$13,920,800
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	9,606,444	8,566,185
Impairment of producing properties	52,673	38,533
Provision for deferred income taxes	528,678	4,303,731
Gain from leasing fee mineral acreage	(580,805)	(1,067,992)
Proceeds from leasing fee mineral acreage	597,389	1,213,913
Net (gain) loss on sales of assets	(518,816)	(4,728,758)
Directors' deferred compensation expense	185,082	228,017
Total (gain) loss on derivative contracts	(299,608)	(6,859,589)
Cash receipts (payments) on settled derivative contracts	4,297,603	2,743,475
Restricted stock award expense	2,287,927	2,205,910
Other	98,104	136,412
Cash provided (used) by changes in assets and liabilities:
Natural gas, oil and NGL sales receivables	(1,228,828)	4,883,870
Income taxes receivable	127,371	(455,931)
Other current assets	(3,064)	(45,869)
Accounts payable	252,386	69,228
Other non-current assets	(22,985)	206,292
Income taxes payable	-	(576,427)
Accrued liabilities	376,436	(610,661)
Total adjustments	15,755,987	10,250,339
Net cash provided by operating activities	18,077,853	24,171,139

Investing Activities
Capital expenditures	(87,579)	(325,983)
Acquisition of minerals and overriding royalty interests	(7,796,983)	(29,735,516)
Net proceeds from sales of assets	527,167	9,614,194
Net cash provided by (used in) investing activities	(7,357,395)	(20,447,305)

Financing Activities
Borrowings under credit facility	3,000,000	19,500,000
Payments of loan principal	(6,250,000)	(20,050,000)
Payments on off-market derivative contracts	-	(560,162)
Purchases of treasury stock	(805,063)	(402,704)
Payments of dividends	(5,229,547)	(3,520,366)
Net cash provided by (used in) financing activities	(9,284,610)	(5,033,232)

Increase (decrease) in cash and cash equivalents	1,435,848	(1,309,398)
Cash and cash equivalents at beginning of period	806,254	2,115,652
Cash and cash equivalents at end of period	$2,242,102	$806,254

Supplemental Disclosures of Cash Flow Information:

Interest paid (net of capitalized interest)	$2,611,089	$2,405,361
Income taxes paid (net of refunds received)	$318,789	$1,464,087

Supplemental Schedule of Noncash Investing and Financing Activities:

Dividends declared and unpaid	$155,271	$113,443

Gross additions to properties and equipment	$7,893,036	$30,761,578
Net increase (decrease) in accounts receivable for properties
and equipment additions	(8,474)	(700,079)
Capital expenditures and acquisitions	$7,884,562	$30,061,499

Derivative Contracts as of Dec. 31, 2024

	Production volume
Contract period	covered per month	Index	Contract price

Natural gas costless collars
January - June 2025	30,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $5.00 ceiling
January - March 2025	90,000 Mmbtu	NYMEX Henry Hub	$3.25 floor / $5.25 ceiling
January - March 2025	25,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $3.37 ceiling
January - March 2025	30,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $5.15 ceiling
January 2025	55,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.40 ceiling
February 2025	25,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.40 ceiling
March 2025	35,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.40 ceiling
April 2025 - September 2025	55,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $3.75 ceiling
November 2025 - March 2026	100,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.85 ceiling
November 2025 - March 2026	75,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.72 ceiling
November 2025 - March 2026	50,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $3.87 ceiling
November 2025 - March 2026	15,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $5.15 ceiling
April - June 2026	75,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $3.60 ceiling
July - September 2026	100,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $3.60 ceiling
Natural gas fixed price swaps
January - March 2025	60,000 Mmbtu	NYMEX Henry Hub	$4.16
January - March 2025	50,000 Mmbtu	NYMEX Henry Hub	$3.51
April - May 2025	25,000 Mmbtu	NYMEX Henry Hub	$3.23
April - August 2025	125,000 Mmbtu	NYMEX Henry Hub	$3.01
April - October 2025	100,000 Mmbtu	NYMEX Henry Hub	$3.28
June 2025	10,000 Mmbtu	NYMEX Henry Hub	$3.23
July 2025	45,000 Mmbtu	NYMEX Henry Hub	$3.23
August 2025	40,000 Mmbtu	NYMEX Henry Hub	$3.23
September 2025	50,000 Mmbtu	NYMEX Henry Hub	$3.23
September - October 2025	100,000 Mmbtu	NYMEX Henry Hub	$3.01
October 2025	100,000 Mmbtu	NYMEX Henry Hub	$3.23
November - January 2026	25,000 Mmbtu	NYMEX Henry Hub	$4.21
February 2026	15,000 Mmbtu	NYMEX Henry Hub	$4.21
March 2026	25,000 Mmbtu	NYMEX Henry Hub	$4.21
April - June 2026	50,000 Mmbtu	NYMEX Henry Hub	$3.10
Oil costless collars
December 2024	500 Bbls	NYMEX WTI	$67.00 floor / $77.00 ceiling

Oil fixed price swaps
December 2024 - August 2025	1,000 Bbls	NYMEX WTI	$68.80
December 2024 - March 2025	1,600 Bbls	NYMEX WTI	$64.80
December 2024	500 Bbls	NYMEX WTI	$74.94
December 2024	2,000 Bbls	NYMEX WTI	$69.50
January 2025	500 Bbls	NYMEX WTI	$74.48
January - March 2025	500 Bbls	NYMEX WTI	$69.50
January - June 2025	2,000 Bbls	NYMEX WTI	$70.90
February 2025	500 Bbls	NYMEX WTI	$74.10
March 2025	500 Bbls	NYMEX WTI	$73.71
April 2025	500 Bbls	NYMEX WTI	$73.30
April - June 2025	750 Bbls	NYMEX WTI	$69.50
April - June 2025	1,000 Bbls	NYMEX WTI	$68.00
May 2025	500 Bbls	NYMEX WTI	$72.92
June 2025	500 Bbls	NYMEX WTI	$72.58
July 2025	500 Bbls	NYMEX WTI	$72.24
July - August 2025	1,250 Bbls	NYMEX WTI	$70.81
July - September 2025	500 Bbls	NYMEX WTI	$69.50
July - December 2025	1,500 Bbls	NYMEX WTI	$68.90
August 2025	500 Bbls	NYMEX WTI	$71.88
September 2025	500 Bbls	NYMEX WTI	$71.60
September 2025	1,500 Bbls	NYMEX WTI	$68.80
October 2025	750 Bbls	NYMEX WTI	$71.12
October 2025	2,000 Bbls	NYMEX WTI	$68.80
November 2025	750 Bbls	NYMEX WTI	$70.99
November 2025 - March 2026	1,500 Bbls	NYMEX WTI	$68.80
December 2025	750 Bbls	NYMEX WTI	$70.66
January 2026	1,500 Bbls	NYMEX WTI	$70.53
February 2026	1,500 Bbls	NYMEX WTI	$71.28
March 2026	1,500 Bbls	NYMEX WTI	$70.42
April - June 2026	1,000 Bbls	NYMEX WTI	$68.80
April - June 2026	1,000 Bbls	NYMEX WTI	$65.80

Non-GAAP Reconciliation

This press release includes certain “non-GAAP financial measures” as defined under the rules and regulations of the U.S. Securities and Exchange Commission, or the SEC, including Regulation G. These non-GAAP financial measures are calculated using GAAP amounts in the Company’s financial statements. These measures, detailed below, are provided in addition to, not as an alternative for, and should be read in conjunction with, the information contained in the Company’s financial statements prepared in accordance with GAAP (including the notes thereto), included in the Company’s SEC filings and posted on its website.

Adjusted EBITDA Reconciliation

The Company defines “adjusted EBITDA” as earnings before interest, taxes, depreciation and amortization, or EBITDA, excluding non-cash gains (losses) on derivatives and gains (losses) on asset sales and including cash receipts from (payments on) off-market derivatives and restricted stock and deferred directors’ expense. The Company has included a presentation of adjusted EBITDA because it recognizes that certain investors consider this amount to be a useful means of measuring the Company’s ability to meet its debt service obligations and evaluating its financial performance. Adjusted EBITDA has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted EBITDA for the quarters indicated:

	Three Months Ended	Three Months Ended	Year Ended	Year Ended	Three Months Ended
	Dec. 31, 2024	Dec. 31, 2023	Dec. 31, 2024	Dec. 31, 2023	Sept. 30, 2024
Net Income	$109,400	$2,513,444	$2,321,866	$13,920,800	$1,100,310
Plus:
Income tax expense	(27,551)	1,245,460	827,187	4,735,460	457,255
Interest expense	573,920	723,685	2,563,268	2,362,393	622,480
DD&A	2,605,809	2,443,154	9,606,444	8,566,185	2,376,025
Impairment expense	52,673	-	52,673	38,533	-
Less:
Non-cash gains (losses)
on derivatives	(1,509,661)	2,936,659	(3,997,995)	4,302,531	157,086
Gains (losses) on asset sales	-	57,505	518,391	4,728,759	6,708
Plus:
Cash payments on off-market
derivative contracts	-	-	-	(373,745)	-
Restricted stock and deferred
director's expense	561,603	572,709	2,473,008	2,433,927	513,059
Adjusted EBITDA	$5,385,515	$4,504,288	$21,324,050	$22,652,263	$4,905,335

Adjusted Pretax Net Income (Loss) Reconciliation

“Adjusted pretax net income (loss)” is defined as earnings before taxes, excluding non-cash gains (losses) on derivatives. The Company has included a presentation of adjusted pretax net income (loss) because it recognizes that certain investors consider this amount to be a useful means of measuring the Company’s ability to meet its debt service obligations and evaluating its financial performance. Adjusted pretax net income (loss) has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of adjusted pretax net income (loss) may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted pretax net income (loss) for the periods indicated:

	Three Months Ended	Twelve Months Ended	Twelve Months Ended	Three Months Ended
	Dec. 31, 2024	Dec. 31, 2024	Dec. 31, 2023	Sept. 30, 2024
Net Income (Loss)	$109,400	$2,321,866	$13,920,800	$1,100,310
Plus:
Income tax expense (benefit)	(27,551)	827,187	4,735,460	457,255
Less:
Non-cash gains (losses)
on derivatives	(1,509,661)	(3,997,995)	4,302,531	157,086
Adjusted Pretax Net Income (Loss)	$1,591,510	$7,147,048	$14,353,729	$1,400,479

Weighted average shares outstanding
Basic	36,398,660	36,329,735	35,980,309	36,316,742
Diluted	36,944,330	36,412,270	35,980,309	36,983,669

Adjusted Pretax Net Income (Loss)
per basic share	$0.04	$0.20	$0.40	$0.04
Adjusted Pretax Net Income (Loss)
per diluted share	$0.04	$0.20	$0.40	$0.04

Debt-to-Adjusted EBITDA (TTM) Reconciliation

“Debt-to-adjusted EBITDA (TTM)” is defined as the ratio of long-term debt to adjusted EBITDA on a trailing 12-month (TTM) basis. The Company has included a presentation of debt-to-adjusted EBITDA (TTM) because it recognizes that certain investors consider such ratios to be a useful means of measuring the Company’s ability to meet its debt service obligations and for evaluating its financial performance. The debt-to-adjusted EBITDA (TTM) ratio has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of debt-to-adjusted EBITDA (TTM) may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted EBITDA on a TTM basis and of the resulting debt-to-adjusted EBITDA (TTM) ratio:

	TTM Ended	TTM Ended
	Dec. 31, 2024	Dec. 31, 2023
Net Income	$2,321,866	$13,920,800
Plus:
Income tax expense	827,187	4,735,460
Interest expense	2,563,268	2,362,393
DD&A	9,606,444	8,566,185
Impairment expense	52,673	38,533
Less:
Non-cash gains (losses)
on derivatives	(3,997,995)	4,302,531
Gains (losses) on asset sales	518,391	4,728,759
Plus:
Cash payments on off-market derivative
contracts	-	(373,745)
Restricted stock and deferred
director's expense	2,473,008	2,433,927
Adjusted EBITDA	$21,324,050	$22,652,263

Debt	$29,500,000	$32,750,000
Debt-to-Adjusted EBITDA (TTM)	1.38	1.45

PHX Minerals Inc. Fort Worth-based, PHX Minerals Inc. is a natural gas and oil mineral company with a strategy to proactively grow its mineral position in its core focus areas. PHX owns mineral acreage principally located in Oklahoma, Texas, Louisiana, North Dakota and Arkansas. Additional information about the Company can be found at www.phxmin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipates,” “plans,” “estimates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect PHX’s current views about future events. Forward-looking statements may include, but are not limited to, statements relating to: the Company’s operational outlook; the Company’s ability to execute its business strategies; the volatility of realized natural gas and oil prices; the level of production on the Company’s properties; estimates of quantities of natural gas, oil and NGL reserves and their values; general economic or industry conditions; legislation or regulatory requirements; conditions of the securities markets; the Company’s ability to raise capital; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; title defects in the properties in which the Company invests; and other economic, competitive, governmental, regulatory or technical factors affecting properties, operations or prices. Although the Company believes expectations reflected in these and other forward-looking statements are reasonable, the Company can give no assurance such expectations will prove to be correct. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These forward-looking statements involve certain risks and uncertainties that could cause results to differ materially from those expected by the Company’s management. Information concerning these risks and other factors can be found in the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company’s website or the SEC’s website at www.sec.gov.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:

Rob Fink / Stephen Lee

FNK IR

646.809.4048

PHX@fnkir.com

Corporate Contact:

405.948.1560

inquiry@phxmin.com